Exhibit 16.1
Deloitte & Touche LLP
Suite 200
350 South Grand Avenue
Los Angeles, CA 90071-3462
USA
Tel: +1 213 688 0800
Fax: +1 213 688 0100
www.deloitte.com
April 29, 2011
Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549-7561
Dear Sirs/Madams:
We have read Item of 4 Conexant Systems, Inc. Form 8-K dated April 29, 2011, and we agree with the statements made therein.
Yours truly,
/s/ Deloitte & Touche LLP
Deloitte & Touche LLP
cc:	Mr. David C. Walker, Vice President of Finance and Chief Accounting Officer Mr. Sailesh Chittipeddi, President and Chief Executive Officer